EXHIBIT 99.1

Chemung Financial Reports First Quarter 2016 Net Income of $2.7 Million, or $0.57 per Share

ELMIRA, N.Y., April 21, 2016 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (“the Bank”), today reported net income for the first quarter of 2016 of $2.7 million, or $0.57 per share, compared to $2.3 million, or $0.48 per share, for the first quarter of 2015.

Ronald M. Bentley, Chemung Financial Corporation CEO stated:

“Funded by stable core deposits, continued growth in our commercial lending portfolio helped provide the impetus for a 5.5% increase in net interest income.  We were also able to capitalize on the sale of U.S. treasuries during the quarter, due to a drop in yields, which resulted in a $908 thousand gain.”

First Quarter Highlights1

  Loans, net of deferred fees increased $18.3 million, or 1.6%

  Commercial loans increased $25.9 million, or 3.7%

  Deposits increased $34.0 million, or 2.4%

  Net interest income increased $0.7 million, or 5.5%

  Dividends declared during the quarter were $0.26

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for March 31, 2016 versus December 31, 2015.   Income statement comparisons are calculated for the first quarter of 2016 versus prior-year first quarter.

1st Quarter 2016 vs 1st Quarter 2015

Net Interest Income:

Net interest income for the current quarter totaled $13.0 million, an increase of $0.7 million when compared with the same period in the prior year.  Interest and fees from loans increased $0.3 million, while interest and dividend income from securities increased $0.4 million when compared to the same period in the prior year.  Average interest-earning assets increased $77.4 million compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.47%, compared with 3.49% for the same period in the prior year.  The yield on interest-earning assets decreased two basis points, while the cost of interest-bearing liabilities remained flat compared to the same period in the prior year.

Non-Interest Income:

Non-interest income for the quarter was $5.6 million compared with $5.2 million for the same period in the prior year, an increase of $0.4 million, or 8.0%.  The increase was due primarily to the $0.9 million net gain on security transactions when the Bank sold approximately $14.5 million in U.S. Treasuries, which allowed for the pay down of FHLB overnight advances and the funding of additional commercial loans during the quarter.  Offsetting the net gain on security transactions were decreases of $0.1 million in wealth management group fee income and $0.3 million in other non-interest income.  The decrease in wealth management group fee income can be attributed to a decline in assets under management or administration, along with a decline in the market value of assets.  The decrease in other non-interest income can be attributed to a decline in commissions and fees from CFS Group, Inc. (“CFS”) of $0.2 million and a $0.2 million decrease in rental income from OREO properties, due to the sale of OREO properties during the third quarter of 2015.

Non-Interest Expense:

Non-interest expense for the quarter was $14.0 million compared with $13.7 million for the same period in the prior year, an increase of $0.3 million, or 2.0%.  The increase was due primarily to increases of $0.1 million in salaries and wages and $0.2 million in data processing expense, offset by a $0.1 million decrease in pension and other employee benefits.  In addition, the Bank incurred $125 thousand in additional depreciation expense related to the announcement of the closure of the branch office at 202 East State Street in Ithaca, NY at the end of May 2016.  The Bank transferred all accounts associated with 202 East State Street to the remaining three Ithaca branch locations.  Additionally, the Corporation incurred expenses of $83 thousand related to the establishment of a captive insurance subsidiary, which is expected to be completed during the second quarter.

Asset Quality

Non-performing loans totaled $12.8 million at March 31, 2016, or 1.08% of total loans, compared with $12.2 million at December 31, 2015, or 1.05% of total loans.  The increase in non-performing loans at March 31, 2016 was primarily in the residential mortgage and consumer loan segments of the loan portfolio.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $14.4 million, or 0.88% of total assets, at March 31, 2016, compared with $13.8 million, or 0.85% of total assets, at December 31, 2015.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the first quarter of 2016 and 2015 were $0.6 million and $0.4 million, respectively.  Net charge-offs for the first quarter of 2016 were $0.3 million compared with $0.2 million for the same period in the prior year.

At March 31, 2016 the allowance for loan losses was $14.5 million, compared with $14.3 million at December 31, 2015.  The allowance for loan losses was 113.7% of non-performing loans at March 31, 2016, compared with 116.7% at December 31, 2015.  The ratio of the allowance for loan losses to total loans was 1.22% at March 31, 2016, level with December 31, 2015.

Balance Sheet Activity

Assets totaled $1.643 billion at March 31, 2016 compared with $1.620 billion at December 31, 2015, an increase of $23.3 million, or 1.4%.  The growth was due primarily to increases of $29.7 million in cash and cash equivalents and $18.3 million in the loan portfolio, partially offset by a $20.3 million decrease in securities available for sale.

The increase in cash and cash equivalents can be attributed to the sale of available for sale securities and an increase in deposits, offset by an increase in total loans and the pay down of FHLB overnight advances.  The increase in total loans can be attributed to increases of $29.2 million in commercial mortgages and $1.0 million in residential mortgages, offset by decreases in indirect consumer of $4.7 million, other consumer of $3.9 million, and commercial and agriculture of $3.3 million.

The decrease in securities available for sale can be mostly attributed to the sale of $14.5 million in U.S. treasuries and $7.5 million in maturities, mostly in mortgage backed securities.

Deposits totaled $1.434 billion at March 31, 2016 compared with $1.400 billion at December 31, 2015, an increase of $34.0 million, or 2.4%.  The growth was mostly attributable to increases of $29.9 million in money market accounts, $10.9 million in interest-bearing demand deposits, and $4.8 million in savings deposits.  Partially offsetting the increases noted above were decreases of $9.1 million in non-interest-bearing demand deposits and $2.5 million in time deposits. The changes in money market accounts and demand deposits can be attributed to the seasonal inflow of deposits from municipal clients.

Total equity was $141.0 million at March 31, 2016 compared with $137.2 million at December 31, 2015, an increase of $3.8 million, or 2.8%.  The increase was primarily due to earnings of $2.7 million, a reduction of $0.6 million in treasury stock, and a decrease of $1.6 million in accumulated other comprehensive loss, offset by $1.2 million in dividends declared during the year.

The total equity to total assets ratio was 8.58% at March 31, 2016 compared with 8.47% at December 31, 2015.  The tangible equity to tangible assets ratio was 7.14% at March 31, 2016 compared with 6.99% at December 31, 2015.  Book value per share increased to $29.64 at March 31, 2016 from $28.96 at December 31, 2015.  As of March 31, 2016, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.680 billion at March 31, 2016, including $321.1 million of assets under management or administration for the Corporation, compared with $1.856 billion at December 31, 2015, including $304.1 million of assets held under management or administration for the Corporation, a decrease of $175.9 million, or 9.5%.  The decrease can be attributed to the loss of one large non-profit customer, along with a decline in the market value of assets.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.6 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2016	2015	2015	2015	2015
ASSETS
Cash and due from financial institutions	$26,471	$24,886	$30,800	$28,014	$29,643
Interest-bearing deposits in other financial institutions	29,388	1,299	44,449	1,650	55,230
Total cash and cash equivalents	55,859	26,185	75,249	29,664	84,873

Trading assets, at fair value	734	701	636	635	601

Securities available for sale	324,484	344,820	335,571	290,571	266,307
Securities held to maturity	4,577	4,566	4,604	6,045	5,693
FHLB and FRB stocks, at cost	4,179	4,797	4,171	4,873	4,148
Total investment securities	333,240	354,183	344,346	301,489	276,148

Commercial	725,596	699,711	664,505	665,303	652,217
Mortgage	196,751	195,778	197,506	198,469	198,628
Consumer	264,546	273,144	279,926	286,634	292,727
Loans, net of deferred loan fees	1,186,893	1,168,633	1,141,937	1,150,406	1,143,572
Allowance for loan losses	(14,527)	(14,260)	(14,022)	(14,028)	(13,892)
Loans, net	1,172,366	1,154,373	1,127,915	1,136,378	1,129,680

Loans held for sale	593	1,076	316	668	628
Premises and equipment, net	28,620	29,397	30,023	30,874	31,548
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	3,673	3,931	4,201	4,478	4,763
Accrued interest receivable and other assets	26,317	28,294	27,129	27,623	34,707
Total assets	$1,643,226	$1,619,964	$1,631,639	$1,553,633	$1,584,772

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$393,121	$402,236	$392,734	$385,467	$376,773
Interest-bearing demand deposits	141,457	130,573	144,097	118,988	127,593
Insured money market accounts	527,578	497,658	503,411	447,360	476,464
Savings deposits	208,555	203,749	196,994	199,437	199,349
Time deposits	163,541	166,079	173,205	180,725	187,951
Total deposits	1,434,252	1,400,295	1,410,441	1,331,977	1,368,130

FHLB overnight advances	-	13,900	-	15,600	-
Securities sold under agreements to repurchase	28,825	28,453	30,358	31,882	31,084
FHLB advances and other debt	19,175	22,076	22,140	22,201	22,259
Accrued interest payable and other liabilities	19,928	17,998	29,985	15,453	27,006
Total liabilities	1,502,180	1,482,722	1,492,924	1,417,113	1,448,479

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,652	45,537	45,545	45,468	45,477
Retained earnings	120,460	118,973	118,057	116,817	115,450
Treasury stock, at cost	(15,781)	(16,379)	(16,654)	(16,704)	(16,900)
Accumulated other comprehensive income (loss)	(9,338)	(10,942)	(8,286)	(9,114)	(7,787)
Total shareholders' equity	141,046	137,242	138,715	136,520	136,293
Total liabilities and shareholders' equity	$1,643,226	$1,619,964	$1,631,639	$1,553,633	$1,584,772

Period-end shares outstanding	4,759	4,739	4,724	4,720	4,712

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31,		Percent
(in thousands, except per share data)	2016	2015	Change
Interest and dividend income:
Loans, including fees	$12,246	$11,903	2.9
Taxable securities	1,437	1,089	32.0
Tax exempt securities	254	219	16.0
Interest-bearing deposits	12	23	(47.8)
Total interest and dividend income	13,949	13,234	5.4

Interest expense:
Deposits	507	486	4.3
Securities sold under agreements to repurchase	211	209	1.0
Borrowed funds	206	197	4.6
Total interest expense	924	892	3.6

Net interest income	13,025	12,342	5.5
Provision for loan losses	595	390	52.6
Net interest income after provision for loan losses	12,430	11,952	4.0

Non-interest income:
Wealth management group fee income	2,012	2,126	(5.4)
Service charges on deposit accounts	1,135	1,138	(0.3)
Interchange revenue from debit card transactions	893	809	10.4
Net gains on securities transactions	908	50	N/M
Net gains on sales of loans held for sale	61	52	17.3
Net gains (losses) on sales of other real estate owned	(5)	78	N/M
Income from bank owned life insurance	18	18	0.0
Other	579	915	(36.7)
Total non-interest income	5,601	5,186	8.0

Non-interest expense:
Salaries and wages	5,183	5,100	1.6
Pension and other employee benefits	1,675	1,729	(3.1)
Net occupancy	1,906	1,850	3.0
Furniture and equipment	772	733	5.3
Data processing	1,714	1,561	9.8
Professional services	341	269	26.8
Amortization of intangible assets	258	304	(15.1)
Marketing and advertising	222	235	(5.5)
Other real estate owned expense	52	84	(38.1)
FDIC insurance	294	286	2.8
Loan expense	112	140	(20.0)
Other	1,479	1,445	2.4
Total non-interest expense	14,008	13,736	2.0

Income before income tax expense	4,023	3,402	18.3
Income tax expense	1,316	1,126	16.9
Net income	$2,707	$2,276	18.9

Basic and diluted earnings per share	$0.57	$0.48
Cash dividends declared per share	0.26	0.26
Average basic and diluted shares outstanding	4,750	4,707

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, per share data)	2016	2015	2015	2015	2015

RESULTS OF OPERATIONS
Interest income	$13,949	$13,896	$13,595	$13,519	$13,234
Interest expense	924	934	904	872	892
Net interest income	13,025	12,962	12,691	12,647	12,342
Provision for loan losses	595	615	307	259	390
Net interest income after provision for loan losses	12,430	12,347	12,384	12,388	11,952
Non-interest income	5,601	5,023	4,912	5,326	5,186
Non-interest expense	14,008	14,234	13,634	13,823	13,736
Income before income tax expense	4,023	3,136	3,662	3,891	3,402
Income tax expense	1,316	1,007	1,211	1,314	1,126
Net income	$2,707	$2,129	$2,451	$2,577	$2,276

Basic and diluted earnings per share	$0.57	$0.45	$0.52	$0.55	$0.48
Average basic and diluted shares outstanding	4,750	4,731	4,722	4,717	4,707

PERFORMANCE RATIOS
Return on average assets	0.67%	0.52%	0.62%	0.66%	0.59%
Return on average equity	7.73%	6.05%	7.05%	7.52%	6.79%
Return on average tangible equity (a)	9.45%	7.42%	8.71%	9.32%	8.45%
Efficiency ratio (b)	76.89%	77.35%	75.25%	75.83%	76.26%
Non-interest expense to average assets (c)	3.48%	3.49%	3.44%	3.55%	3.57%
Loans to deposits	82.75%	83.46%	80.96%	86.37%	83.59%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.21%	4.20%	4.22%	4.26%	4.28%
Yield on investments	2.07%	1.98%	1.89%	1.91%	1.83%
Yield on interest-earning assets	3.72%	3.66%	3.70%	3.74%	3.74%
Cost of interest-bearing deposits	0.20%	0.20%	0.20%	0.21%	0.20%
Cost of borrowings	2.66%	2.99%	3.03%	2.64%	2.74%
Cost of interest-bearing liabilities	0.35%	0.35%	0.35%	0.34%	0.35%
Interest rate spread	3.37%	3.10%	3.35%	3.40%	3.39%
Net interest margin, fully taxable equivalent	3.47%	3.42%	3.45%	3.50%	3.49%

CAPITAL
Total equity to total assets at end of period	8.58%	8.47%	8.50%	8.79%	8.60%
Tangible equity to tangible assets at end of period (a)	7.14%	6.99%	7.02%	7.22%	7.04%

Book value per share	$29.64	$28.96	$29.36	$28.92	$28.92
Tangible book value per share	24.28	23.53	23.85	23.35	23.28
Period-end market value per share	26.35	27.50	28.03	26.48	28.30
Dividends declared per share	0.26	0.26	0.26	0.26	0.26

AVERAGE BALANCES
Loans (d)	$1,175,051	$1,151,469	$1,142,402	$1,141,412	$1,132,473
Earning assets	1,527,656	1,522,176	1,474,098	1,462,842	1,450,249
Total assets	1,620,547	1,617,322	1,570,818	1,563,346	1,558,919
Deposits	1,404,487	1,410,017	1,367,853	1,353,895	1,338,913
Total equity	140,864	139,697	137,855	137,386	135,974
Tangible equity (a)	115,240	113,812	111,693	110,945	109,219

ASSET QUALITY
Net charge-offs	$327	$377	$313	$123	$184
Non-performing loans (e)	12,774	12,223	12,368	12,862	10,419
Non-performing assets (f)	14,416	13,753	14,744	15,238	12,925
Allowance for loan losses	14,527	14,260	14,022	14,028	13,892

Annualized net charge-offs to average loans	0.11%	0.13%	0.11%	0.04%	0.07%
Non-performing loans to total loans	1.08%	1.05%	1.08%	1.12%	0.91%
Non-performing assets to total assets	0.88%	0.85%	0.90%	0.98%	0.82%
Allowance for loan losses to total loans	1.22%	1.22%	1.23%	1.22%	1.21%
Allowance for loan losses to non-performing loans	113.72%	116.67%	113.37%	109.07%	133.33%

(a) See the GAAP to Non-GAAP reconciliations.
(b)  Efficiency ratio is non-interest expense less merger and acquisition expenses less amortization of intangible assets less legal settlement divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.

(c) For the non-interest expense to average assets ratio, non-interest expense does not include legal settlement expense.
(d) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(e) Non-performing loans include non-accrual loans only.
(f) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP; these financial statements appear on pages 4-5. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measures which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share data)	2016	2015	2015	2015	2015
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$13,025	$12,962	$12,691	$12,647	$12,342
Fully taxable equivalent adjustment	164	149	136	133	136
Fully taxable equivalent net interest income (non-GAAP)	$13,189	$13,111	$12,827	$12,780	$12,478

Non-interest income (GAAP)	$5,601	$5,023	$4,912	$5,326	$5,186
Less: net gains (losses) on security transactions	(908)	(81)	11	(252)	(50)
Adjusted non-interest income (non-GAAP)	$4,693	$4,942	$4,923	$5,074	$5,136

Non-interest expense (GAAP)	$14,008	$14,234	$13,634	$13,823	$13,736
Less: amortization of intangible assets	(258)	(270)	(277)	(285)	(304)
Adjusted non-interest expense (non-GAAP)	$13,750	$13,964	$13,357	$13,538	$13,432

Average interest-earning assets (GAAP)	$1,527,656	$1,522,176	$1,474,098	$1,462,842	$1,450,249

Net interest margin - fully taxable equivalent (non-GAAP)	3.47%	3.42%	3.45%	3.50%	3.49%
Efficiency ratio (non-GAAP)	76.89%	77.35%	75.25%	75.83%	76.26%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share and ratio data)	2016	2015	2015	2015	2015
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$141,046	$137,242	$138,715	$136,520	$136,293
Less: intangible assets	(25,497)	(25,755)	(26,025)	(26,302)	(26,587)
Tangible equity (non-GAAP)	$115,549	$111,487	$112,690	$110,218	$109,706

Total assets (GAAP)	$1,643,226	$1,619,964	$1,631,639	$1,553,633	$1,584,772
Less: intangible assets	(25,497)	(25,755)	(26,025)	(26,302)	(26,587)
Tangible assets (non-GAAP)	$1,617,729	$1,594,209	$1,605,614	$1,527,331	$1,558,185

Total equity to total assets at end of period (GAAP)	8.58%	8.47%	8.50%	8.79%	8.60%
Book value per share (GAAP)	$29.64	$28.96	$29.36	$28.92	$28.92

Tangible equity to tangible assets at end of period (non-GAAP)	7.14%	6.99%	7.02%	7.22%	7.04%
Tangible book value per share (non-GAAP)	$24.28	$23.53	$23.85	$23.35	$23.28

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except ratio data)	2016	2015	2015	2015	2015
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$140,864	$139,697	$137,855	$137,386	$135,974
Less: average intangible assets	(25,624)	(25,885)	(26,162)	(26,441)	(26,755)
Average tangible equity (non-GAAP)	$115,240	$113,812	$111,693	$110,945	$109,219

Return on average equity (GAAP)	7.73%	6.05%	7.05%	7.52%	6.79%
Return on average tangible equity (non-GAAP)	9.45%	7.42%	8.71%	9.32%	8.45%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share and ratio data)	2016	2015	2015	2015	2015
CORE NET INCOME
Reported net income (GAAP)	$2,707	$2,129	$2,451	$2,577	$2,276
Net gains (losses) on security transactions (net of tax)	(565)	(50)	7	(156)	(31)
Core net income (non-GAAP)	$2,142	$2,079	$2,458	$2,421	$2,245

Average basic and diluted shares outstanding	4,750	4,731	4,722	4,717	4,707

Reported basic and diluted earnings per share (GAAP)	$0.57	$0.45	$0.52	$0.55	$0.48
Reported return on average assets (GAAP)	0.67%	0.52%	0.62%	0.66%	0.59%
Reported return on average equity (GAAP)	7.73%	6.05%	7.05%	7.52%	6.79%

Core basic and diluted earnings per share (non-GAAP)	$0.45	$0.44	$0.52	$0.51	$0.48
Core return on average assets (non-GAAP)	0.53%	0.51%	0.62%	0.62%	0.58%
Core return on average equity (non-GAAP)	6.12%	5.90%	7.07%	7.07%	6.70%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2014 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714